BY-LAWS
                                  OF
                     ACF INDUSTRIES, INCORPORATED
                              As Amended
                            Revised 7/6/89

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                                BY-LAWS

                                  OF

                     ACF INDUSTRIES, INCORPORATED



                               ARTICLE I

                       Meetings of Shareholders


     SECTION 1. Date, Time and Place of Meetings. Meetings of shareholders of the Company may be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. Call of Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or the Chairman of the Board or the President whenever it or he shall deem it proper to do so.

     SECTION 3. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of shareholders, stating the date, time, place and purpose of the meeting, shall be given at least ten days and not more than sixty days before the date fixed for such meeting to each shareholder of record entitled to vote at the meeting either personally or by mail to the address of such shareholder as the same appears on the records of the Company. No business shall be transacted at any meeting other than as set forth in the notice thereof except that the directors shall be elected at the annual meeting of the shareholders.

     SECTION 4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of meeting nor more than sixty days prior to any other action.

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     SECTION 5.     Quorum.  Unless otherwise provided by law, at any
meeting of the shareholders the holders of shares entitled to cast a majority of the votes thereat, present in person or by proxy, shall constitute a quorum for all purposes. Less than a quorum may adjourn. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the original meeting.

     SECTION 6. Organization. The Chairman of the Board, or in his absence the President, shall act as chairman at all meetings of shareholders. In the absence of the Chairman of the Board and the President, the Board of Directors may appoint any shareholder or proxy voter for any shareholder to act as chairman, or, in the absence of such appointment, the shareholders present, in person or by proxy, may elect a chairman from the shareholders and proxy voters present at the meeting.

     SECTION 7. Inspectors. The Chairman of the Board or such other officer as may have been designated by the Board of Directors may, at or in advance of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or shall fail to qualify, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made as above provided in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as a proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

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                              ARTICLE II

                          Board of Directors

     SECTION 1. Number of Term of Office. The members of the Board of Directors shall be elected annually by the shareholders at the annual meeting of shareholders and shall hold office until the next annual meeting and until their successors shall have been elected and qualified.

     The number of directors so elected shall be such number not less than two nor more than seven, as shall be fixed from time to time by resolution of the Board of Directors or shareholders.

     SECTION 2. Vacancies. Any vacancy on the Board of Directors resulting from an increase in the number of directors fixed by the Board or from death, resignation, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director. Directors elected to fill vacancies shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

     SECTION 3. Meetings. Regular meetings of the Board of Directors may be held without notice on such dates and at such times and places as shall be fixed from time to time by or pursuant to resolution of the Board, except that the first regular meeting of each newly elected Board, for the purpose of organization or otherwise, shall be held without notice promptly following the annual meeting of shareholders.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, or in his absence by the President, or by any five directors and shall be held on such date and at such time and place as may be designated in the notice of the meeting. The Chairman of the Board, or in the Chairman's absence the President, shall preside at all meetings of the Board of Directors.

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     SECTION 4.     Notices.  Notices required hereunder shall be
given by mailing, telephoning, telegraphing, cabling, radioing or delivering the same to each director at least forty-eight hours before the meetings; but neither failure to give notice nor any irregularity therein shall affect the validity of any meeting or of any action taken thereat.

     SECTION 5. Quorum. One-half of the entire Board shall constitute a quorum for the transaction of business. Less than a quorum may adjourn the meeting from time to time.

     SECTION 6. Interest in Transactions. No contract or other transaction between the Company and any other corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because the votes of such director or directors are counted for such purpose, if (a) the contract or other transaction is fair and reasonable as to the Company, at the time it is authorized, approved or ratified, or (b) the fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (c) the fact of the common directorship or interest is disclosed or known to the shareholders and they authorize, approve or ratify the contract or transaction.

     SECTION 7. Standard of Care. Directors and members of any committee of directors shall discharge their duties to the Company when they act in good faith and with that degree of diligence, care and skill which ordinary prudent persons would exercise under similar circumstances in like positions. In discharging their duties, such directors and members of any such committee shall not be liable if, acting in good faith, they rely (a) upon the opinion of counsel for the Company, or (b) upon written reports setting forth financial data concerning the Company and prepared by an independent public accountant or certified public accountant or firm of such accountants, or (c) upon financial statements, books of account or reports of the Company represented to them to be correct by the Chairman of the Board, President, the officer of the Company having charge of its books of account, or the person presiding at a meeting of the Board or of such committee.

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                              ARTICLE III

                              Committees.

     The Board of Directors, may from time to time, by resolution adopted by a majority of the entire Board, create or discontinue an executive committee and one or more other committees, consisting of one or more directors, and may assign or delegate to each such committee such powers, discretion and duties as the Board of Directors may deem proper except that no such committee shall (a) make, alter or repeal any by-law of the Company, (b) elect or appoint any director, or remove any officer or director, (c) submit to the shareholders any action that requires shareholders' approval or (d) amend or repeal any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.


                              ARTICLE IV

                               Officers.

     SECTION 1. Officers Generally. The officers of the Company shall be a Chairman of the Board, a President, such number of Vice Presidents as the Board shall from time to time determine, any one or more of whom may be designated as Executive Vice President or as Senior Vice President or in such special or limiting style as the Board of Directors may determine, a Secretary, a Treasurer and a Controller, and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers as the Board of Directors may from time to time determine. All officers of the Company shall be elected by the Board of Directors. Any two or more offices may be held by one person.

Except as it may otherwise determine in specific cases, the Board of Directors, at its first regular meeting after the annual meeting of shareholders, shall elect the officers of the Company to serve until the next annual election of officers. All officers shall be subject to removal at any time with or without cause by the Board of Directors. If any office shall become vacant, the Board of Directors may fill the vacancy.

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     SECTION 2.     Chief Executive Officer.  The chief executive
officer of the Company shall have general care, supervision and control of the business and affairs of the Company, subject to the direction of the Board of Directors, and shall have all powers which are commonly incident to the office of chief executive. The Board of Directors shall determine form time to time the officer who shall be the chief executive officer of the Company, provided that in the absence of any other determination, or in the absence of any other officer who shall have been designated as chief executive officer, the Chairman of the Board shall be chief executive officer.

     SECTION 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors and, if he is not the chief executive officer, shall have such duties, responsibilities and powers, if any, as may be assigned by the chief executive officer or the Board of Directors.

     SECTION 4. President. Unless the President shall be designated chief executive officer, the President shall have such duties, responsibilities and powers as may be assigned by the chief executive officer or the Board of Directors and, in the absence of the Chairman of the Board, shall have the powers and duties of that office.

     SECTION 5. Vice Presidents. The Vice Presidents, including Executive and Senior Vice President, shall have such powers and perform such duties as shall be assigned to them by the chief executive officer. In the absence of the Chairman of the Board and the President, the Executive Vice President (if any or, if there be more than one, such of them as shall be designated by the Board of Directors) shall have all the powers and duties of such offices.

     SECTION 6. Secretary. The Secretary shall in general perform all the duties incident to the office of Secretary, including giving (or causing to be given) notices of, attending at the keeping the minutes of all meetings of shareholders and the Board of Directors. The Secretary shall have custody of the corporate seal and shall attest the same, as well as the signatures of the officers of the Company, when required in the Company's business.

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The Assistant Secretaries shall perform such duties as shall be assigned to them from time to time by the Secretary and in the absence of the Secretary shall perform all duties of that office.

     SECTION 7. Treasurer. The Treasurer shall perform all duties incident to that office. The Treasurer shall collect, receive and have custody of all moneys, securities and instruments representing obligations to pay moneys, belonging to or payable to or deliverable to the Company, and shall give receipts and acquittances therefor; shall open bank accounts for the Company in such banks as shall be designated by, or by authority of, the Board of Directors and deposit therein for credit or collection moneys, checks and other instruments representing obligations to pay moneys; shall sign and issue checks, bills of exchange and other orders for the payment of moneys; shall execute applications for letters of credit; and shall have all the authority normally incident to the office of Treasurer; subject in every case to such limitations, including requirements for additional signatures, countersignatures or approvals, as the Board of Directors may from time to time determine.

The Assistant Treasurers shall perform such duties as shall be assigned to them from time to time by the Treasurer and in the absence of the Treasurer shall perform all duties of that office.

     SECTION 8. Controller. The Controller shall perform all duties incident to that office. The Controller shall have charge of all the Company's general books and records of account and shall have access to and the right to take copies of or extracts from all other books and records of the Company.

The Assistant Controllers shall perform such duties as shall be assigned to them from time to time by the Controller and in the absence of the Controller shall perform all duties of that office.

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                               ARTICLE V

                     Shares of the Company Seals

     SECTION 1. Transfer of Shares. Shares of the Company shall be transferred on the records of the Company by the holder thereof in person or by his attorney.

     SECTION 2. Lost Certificates. The Company may issue a new certificate in lieu of one alleged to be lost, stolen or destroyed upon receiving such proof of such loss, theft or destruction, and such other instruments, including a bond of indemnity, as may be required by the Board of Directors pursuant to regulation adopted by the Board of Directors or otherwise.

     SECTION 3. Transfer Agent and Register. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars of the Company's shares. Any transfer agent may also be a registrar. Share certificates shall bear the signature of a transfer agent and of a registrar. Except in the case of a transfer agent which is also a registrar, the signature of either the transfer agent or the registrar, but not both, may be a facsimile. The functions of transfer agents and of registrars shall conform to such regulations as the Board may from time to time prescribe. The Board may at any time terminate the appointment of any transfer agent or registrar.

     SECTION 4. Corporate Seal. The Board of Directors shall provide a suitable corporate seal containing the name of the Company and the year and State of its incorporation.


                              ARTICLE VI

                Voting Securities of Other Corporations

     The Chairman of the Board or the President, or any officer of the company designated by the Board of Directors may, from time to time, in person or by proxy, exercise in the name and on behalf of the Company all voting rights and other rights to consent or dissent appurtenant to any stock or other securities issued by other corporations and owned by the Company.


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                              ARTICLE VII

                            Indemnification

     The Company shall indemnify any person who is or was a director, officer, employee or agent of the Company and any person who is or was serving at the request of the Company a director, officer, trustee, employee or agent of any other domestic corporation or foreign corporation or any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, and the legal representative of any such persons (each of such persons, including such legal representatives, being herein referred to as a "Corporate Agent") to the full extent that the Company is empowered or required to indemnify a Corporate Agent under the New Jersey Business Corporation Act subject to the provisions of this Article. The Company also shall indemnify any person who is or was a director, officer, employee or agent of the Company and who is or was serving as a "fiduciary" as such term is defined in paragraph (21)(A) of Section 3 of the Employee Retirement Income Security Act of 1974 ("Pension Reform Act") under any of the Company's employee welfare benefit plans or employee pension plans, all of which are herein referred to as "plan", against his or her expenses and liabilities, as such terms are defined in Section 3-5(1) of the New Jersey Business Corporation Act, in connection with any proceedings, as that term is defined in Section 3-5(1) of the New Jersey Business Corporation Act, involving such person or the legal representative of such person or his or her legal representative was successful on the merits or otherwise, or in the defense of any claim, issue or matter therein if (a) such fiduciary was not grossly negligent in the actions or omissions alleged in the proceedings; (b) such fiduciary did not, in a transaction prohibited by the Pension Reform Act, deal with the assets of a plan in his or her own interest or for his or her own account or in the interest or for the account of any member of his or her family or of any enterprise in which he or she had an interest; (c) the conduct of such fiduciary in relation to the plan and its assets with respect to any claim, issue or matter charged in the proceeding was such as to show that such fiduciary had no reasonable cause to believe that such conduct was otherwise than in or not opposed to the best interests of the participants and their beneficiaries under the plan and (d) with respect to any criminal proceeding, the fiduciary had no reasonable cause to believe his or her conduct was unlawful. No such indemnification shall be made if it is finally determined in the proceedings that the fiduciary was grossly negligent or dealt with the assets of a plan in his or her own interest or for his or her own account or the account of any member of his or her family or of any enterprise in which he or she had an interest, but otherwise the

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termination of any such proceeding by judgment, order, settlement approved by the company, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such fiduciary did not meet the applicable standards of conduct. Subsections (6), (8) and (9) of Section 3-5 of the New Jersey Business Corporation Act shall be applicable to indemnification with respect to a fiduciary. Unless such indemnification is ordered by a court or is mandatory under Section 3-5 of the New Jersey Business Corporation Act or this by-law, the determination of whether a Corporate agent or a fiduciary met the applicable standard of conduct shall be made at the election of the Board of Directors (a) in any manner provided by
Section 3-5 of the New Jersey Business Corporation Act or (b) by one or more disinterested persons appointed by the Board of Directors or by a committee of the Board authorized by the Board to make such appointments. The Company shall pay the expenses incurred by the Board or committee or independent counsel or disinterested persons and reasonable compensation for any independent counsel and any such disinterested person who is not a director, officer or employee of the Company. Expenses incurred by a Corporate Agent or by a fiduciary or his or her legal representative may be paid by the company in advance of final disposition of any such proceeding, provided (i) the Board of Directors, or a committee of directors authorized by the Board of Directors to make such decision, determines that such advance is in the interest of the Company and (ii) the Corporate Agent or fiduciary or his or her legal representative delivers to the Company an undertaking by or on behalf of the Corporate Agent or fiduciary or his or her legal representative to repay the amount so advanced except to the extent that it shall be determined that the Corporate Agent or fiduciary or his or her legal representative is entitled to be indemnified by the Company. The Board of Directors may in its discretion purchase and maintain insurance on behalf of any Corporate Agent or fiduciary against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of being or having been a Corporate Agent or a fiduciary whether or not the Company would have the power to indemnify him or her against such expenses and liability under provisions of the New Jersey Business Corporation Act or this by-law.

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                             ARTICLE VIII

                              Amendments.

     The Board of Directors shall have power to alter, amend or repeal these by-laws, in whole or in part, at any time and from time to time.


                   ASSISTANT SECRETARY'S CERTIFICATE

     I, Janet A. Kniffen, Assistant Secretary of ACF INDUSTRIES,
INCORPORATED, a New Jersey corporation, do hereby certify that the foregoing is a true and complete copy of the By-Laws of said corporation in effect at the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the
seal of said corporation this     day of     , 19  .


                              /s/ Janet Kniffen_
                                   Assistant Secretary of
                              ACF INDUSTRIES, INCORPORATED